UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 31, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 31, 2013, we issued a press release announcing the declaration of a dividend on the Company's 10.75% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), in which we reported the record date as being August 15, 2013. On August 7, 2013, we issued a correction to our press release dated July 31, 2013, noting the correct record date for the Series C Preferred Stock as being August 16, 2013. Attached as Exhibit 99.1 is our press release relating to the dividend referred to in Item 8.01 below.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On July 31, 2013, we previously indicated a record date of August 15, 2013 for the quarterly dividend on the Company's Series C Preferred Stock which is scheduled to be paid on September 3, 2013. The corrected record date for this distribution, as set by our Board of Directors, will be August 16, 2013. The amount of the dividend and its payment date remain unchanged from that prior disclosure, with the amount of the dividend being $0.671875 per share of Series C Preferred Stock and it being payable on September 3, 2013.

The record date and other details for the payment of the dividend on our Series B Redeemable Preferred Stock, also payable on September 3, 2013, remain unchanged from our prior disclosure.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 7, 2013 correcting the Press Release dated July 31, 2013 and moving the Series C Preferred Stock record date

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer